UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 Old Bayshore Highway, Suite 400

Burlingame, California 94010

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 9, 2021, Innoviva, Inc. (the “Company”) appointed Deborah L. Birx, M.D., to its Board of Directors (the “Board”), where she will serve as an independent director. Dr. Birx is a world renowned medical expert and leader who most recently served as the response coordinator of the White House Coronavirus Task Force. Dr. Birx’s career highlights also include having served as Ambassador-at-Large, when she assumed the role of the Coordinator of the United States Government Activities to Combat HIV/AIDS and U.S. Special Representative for Global Health Diplomacy. Dr. Birx also served as the U.S. Global AIDS Coordinator where she oversaw the President’s Emergency Plan for AIDS Relief (PEPFAR) at the CDC and as the Director of the U.S. Military HIV Research Program (USMHRP) at the Walter Reed Army Institute of Research.

Dr. Birx has published over 230 manuscripts in peer-reviewed journals, authored nearly a dozen chapters in scientific publications, as well as developed and patented vaccines. She received her medical degree from the Hershey School of Medicine, Pennsylvania State University, and beginning in 1980 she trained in internal medicine and basic and clinical immunology at the Walter Reed Army Medical Center and the National Institutes of Health. Dr. Birx is board certified in internal medicine, allergy and immunology, and diagnostic and clinical laboratory immunology.

Dr. Birx served in the United States Army from 1980 until 2008, retiring with the rank of colonel.

There is no arrangement or understanding between Dr. Birx and any other persons, pursuant to which Dr. Birx was selected as a director.

Dr. Birx will serve as a member of the audit committee and the nominating/corporate governance committee of the Board.

Since January 1, 2020 there have not been, nor are there any currently proposed to be, any transactions, in which Innoviva was or is to be a participant and the amount involved exceeds $120,000, and in which Dr. Birx had or will have a direct or indirect material interest.

Dr. Birx is not party to any material plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: March 10, 2021	By:	/s/ Pavel Raifeld
Pavel Raifeld
Chief Executive Officer

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